Exhibit 99.2

Press Release
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Holds Annual Investor Day
Reiterates Financial Outlook for 2010
STAMFORD, Conn., March 11, 2010 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, is hosting its annual Investor Day for institutional investors and sell-side analysts in Greenwich, Connecticut, at 9:00 a.m. eastern time today. At the Investor Day, members of the Company’s senior leadership team will review Gartner’s business portfolio, strategy for growth and financial performance. The Investor Day will be webcast live via the Internet and a replay will be available on the Company’s web site at http://investor.gartner.com.
In addition, the Company reiterated its financial outlook for 2010, which was previously announced in its fourth quarter and full year 2009 earnings press release dated February 9, 2010.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to approximately 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has approximately 4,300 associates, including approximately 1,200 research analysts and consultants, and clients in 80 countries. For more information, visit www.gartner.com.
Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s projected 2010 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, the ability to expand or retain Gartner’s customer base; the ability to grow or sustain revenue from individual customers; the ability to retain the professional staff of research analysts and consultants upon whom Gartner is dependent; the ability to achieve and effectively manage growth; the ability to pay Gartner’s debt obligations; the ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures;
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the ability to carry out Gartner’s strategic initiatives and manage associated costs; the ability to effectively integrate the businesses of AMR Research and Burton Group; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and other risks listed from time to time in Gartner’s reports filed with the Securities and Exchange Commission, including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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